                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Ruddick Corporation's previously filed Registration Statements on Form S-8, Registration No. 33-26302, No. 33-56567, No. 333-19085 and No. 333-22659. It should be noted that we have not audited any financial statements of the Company subsequent to September 28, 1997 or performed any audit procedures subsequent to the date of our report.


                                                  /s/ ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
December 18, 1997.